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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2013

North American Oil & Gas Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State of other jurisdiction of incorporation)

333-172896
(Commission File Number)

98-087028
(IRS Employer Identification No.)

56 E. Main Street, Suite 202
Ventura, California 93001
(Address of principal executive offices) (Zip Code)

(805) 643-0385
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Copies to:
Aaron Botti, Esq.
Musick, Peeler & Garrett LLP
2801 Townsgate Road, Suite 200
Westlake Village, California 93021
Telephone No.: (805) 418-3110
Facsimile No.: (805)418-3101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a) - Entry into a Material Definitive Agreement.

On April 5, 2013 North American Oil & Gas Corp., a Nevada corporation (“the Company”) entered into consulting agreements with Robert Skerry Hoar and Donald Boyd. From November 15, 2012 through March 31, 2013 Mssrs. Hoar and Boyd were full time employees of the Company. Mr. Boyd is a member of the Board of Directors.

Hoar and Boyd are engaged as independent contractors to perform various consulting services necessary to the operations of the Company. The Company shall pay a fixed fee of $5,000 per month. Either party may terminate the consulting agreement without cause upon 30 days' written notice to the other party.

Item 5.02(b) - Departure of Directors or Certain Officers Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Nicholas Petri resigned as a Director of the Company effective as of April 5, 2013. Mr. Petri confirmed that he had no disagreement with the Company.

Item 9.01 - Exhibits

10.1	Consultant Agreement – Robert Skerry Hoar

10.2	Consultant Agreement – Donald Boyd

17.1	Resignation From Directorship – Nicolaus Petri

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Oil & Gas Corp.
(Registrant)

Date: April 10, 2013	By:	/s/ Robert Rosenthal
	Name:	Robert Rosenthal
	Title:	President and Chief Executive Officer
(principal executive officer)

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